EXHIBIT 10.148

                                 PROMISSORY NOTE

$ 125,045.00
Boca Raton, Florida

      FOR VALUE RECEIVED, the undersigned GEORGE DONOVAN, at 2357 NE 30th Court, Lighthouse Point, Florida 33064 (referred to as "Borrower"), hereby promises to pay to the order of Bluegreen Corporation, a Massachusetts corporation (referred to as "Lender") 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431, or such other party or at such other address as the holder hereof may notify Borrower of in writing, the principal sum of $125, 045.00 together with interest thereon, adjusted annually on July 1 to reflect the then current interest rate which shall be equal to the prime rate of interest as published in the Wall Street Journal (the "Interest Rate"). Said principal and interest shall be payable in One Hundred and Thirty (130) equal bi-weekly installments commencing on August 9, 2002 and shall be paid in lawful money of the United States.

The entire principal sum hereof together with all accrued but unpaid interest thereon shall be due and payable on July 1, 2007. This Promissory Note may be prepaid in whole or in part at any time without penalty. Presentment, demand, protest and notice of dishonor are hereby expressly waived.

The Borrower agrees to pay all fees and similar charges and all costs incurred by Lender in collecting or securing or attempting to collect or secure the Loan, including attorneys fees, whether or not involving litigation and/or appellate, administrative or bankruptcy proceedings. The Borrower agrees to pay any documentary stamp taxes, intangible taxes or other taxes that may now or hereafter apply to this Note. The Borrower agree to indemnify and hold Lender harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred

The term "Lender" shall be deemed to include any subsequent holder(s) of this Note. The obligations created under this Note shall be binding on the heirs, successors and or assigns of the undersigned.

This Note and the Mortgage are to be construed and enforced according to the laws of the State of Florida.

From and after an Event of Default, and regardless of whether Lender elects to accelerate the maturity of this Note, the entire principal remaining unpaid hereunder shall bear an augmented annual interest of eighteen (18%) percent per annum or the highest applicable lawful rate (the "Default Rate"). Failure of Lender to exercise any and all rights or remedies shall not constitute a waiver of any such rights or remedies in the event of an

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additional default, whether of the same or different nature. No waiver of any right or remedy shall be effective as against Lender unless in writing signed by Lender, nor shall any waiver apply to any future occasion.

In no event shall any agreed or actual exaction changed, reserved or taken as an advance or forbearance by Lender as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection, and Lender hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note or any other Loan Document shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice, the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Lender in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon Lender's receipt thereof, with the same force and effect as though the Borrower had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments. During any time that the Loan bears interest at the maximum lawful rate (whether by application of this paragraph, the default provisions of this Note, or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.

      Except as otherwise required by the provisions of this Note or any other Loan Document, any notice required to be given to any Borrower shall be deemed sufficient if made personally or if mailed, postage prepaid, to such Borrower's address as it appears in this Note (or, if none appears, to any address for such Borrower then registered in Lender's records). Lender may assign all or any part of Lender's rights under this Note. Lender may disclose to any such assignee any and all information held by or known to Lender at any time with respect to any Borrower. All of the terms of this Note shall inure, to the benefit of Lender and its successors and assigns and shall be binding upon each and every one of the Borrowers and their respective heirs, executors, administrators, personal representatives, successors and assigns.

      This Note may not be changed except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

Signed this 1st day of July, 2002 in the presence of:


/s/ John F. Chiste                         /s/ George F. Donovan
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WITNESS                                    GEORGE F. DONOVAN

/s/ Rebecca Cheung
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WITNESS